UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

T3 DEFENSE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

575 Fifth Avenue, 14th Floor

New York, New York 10017

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DFNS	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	DFNSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposal of Assets.

On July 6, 2026, T3 Defense Inc., a Delaware corporation (the “Company”), acquired 60% of the outstanding equity capital of Project 35, an Israeli corporation (“Project 35”) on a fully diluted basis. In consideration for the 60 ordinary shares of Project 35, the Company issued 21,059,871 shares of common stock and a $1,250,000 note for the shares of Project 35. The note bears interest at the rate of 12% and matures July 5, 2027. The Company also has an obligation to invest $2,500,000 in Project 35 during the next 12 months.

Project35 is a trusted supplier to the region’s leading defense organizations, including Israel Aerospace Industries (IAI), ELTA Systems, Rafael Advanced Defense Systems, and Elbit Systems, as well as the Israel Ministry of Defense. Project35’s unmanned aerial platforms are field-proven and already in active operational use. Over the past three and a half years, Project 35 has focused on developing the HY-380, an autonomous, man-portable aerial interceptor designed to neutralize hostile drones within seconds of detection using a dual-sensor guidance system that combines RF and optical AI tracking. The interceptor has recently completed a series of successful initial live-fire field trials, validating its performance and accuracy for high-intensity conflict environments. Project35’s aerial platforms range from heavy-lift multirotor cargo drones and long-endurance fixed-wing VTOL aircraft for intelligence, surveillance, and reconnaissance to high-speed, AI-guided tactical FPV systems. Complementing these is a dedicated counter-UAV suite comprising the HY-380 autonomous interceptor, radar and GNSS countermeasure systems, RF jamming and direction-finding, and cybersecure, anti-jam mesh data links. The company’s systems are built from composite materials and aerospace-grade structures, hold AS9100 aviation quality certification, and are engineered to Western supply-chain standards, including Blue UAS and NDAA compliance.

The acquisition was made pursuant to the Stock Purchase Agreement dated as of July 6, 2026 among the Company, Project 35 and X S.A. Security and Defense Ltd., as the seller of the shares of Project35. The above description of the Agreement and the Promissory Note are qualified in their entirety by reference to the Agreement and Promissory Note, a copy of which is attached hereto as Exhibit 10.51 and 4.19, respectively.

Forward Looking Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that may affect our operations, financial performance, and other factors as discussed in our filings with SEC. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Report no later than 71 calendar days after the required filing date for this Report.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Report no later than 71 days after the required filing date for this Report.

(d) Exhibits

Exhibit No.	Description

4.19	Promissory Note dated July 6, 2026 issued by T3 Defense Ltd. to X S.A. Security and Defense Ltd.

10.51	Stock Purchase Agreement dated as of July 6, 2026, among T3 Defense Ltd., Project 35 Ltd. and X S.A. Security and Defense Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 DEFENSE INC.

Date: July 9, 2026	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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